Exhibit 10.66A

FIRST AMENDMENT

FIRST AMENDMENT, dated as of July 18, 2008 (this “Amendment”), to the Credit Agreement, dated as of January 18, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SBA Senior Finance, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Toronto Dominion (Texas) LLC, as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrower, SBA Telecommunications, Inc. (“Holdings”) and SBA Communications Corporation (the “Parent”) have requested that the Lenders agree to effect certain modifications to the Credit Agreement as described herein; and

WHEREAS, the Lenders are willing, subject to the terms and conditions set forth herein, to so amend the Credit Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Amendment of the Credit Agreement. The Credit Agreement is hereby amended, effective as of the First Amendment Effective Date (as defined below), as follows:

Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

by inserting the following new definitions in appropriate alphabetical order:

“Optasite”: Optasite Holding Company, Inc., or such other entity surviving the Optasite Merger.

“Optasite Credit Agreement”: the Amended and Restated Credit Agreement, dated November 2, 2006, by and among Optasite, Inc., Optasite Towers, Morgan Stanley Asset Funding Inc. and the lenders from time to time parties thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Optasite Merger”: the merger of a newly-formed Subsidiary of the Parent or Holdings with and into Optasite Holding Company, Inc., a Delaware corporation.

by deleting the final sentence of the definition of Annualized Borrower EBITDA in its entirety and substituting in lieu thereof the following sentence:

“For purposes of making the computation referred to above, (A) acquisitions that have been made by the Borrower or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during such quarter or subsequent to such quarter and on or prior to such date of determination shall be deemed to have occurred on the first day of such quarter and (B) the Consolidated Adjusted EBITDA attributable to Excluded Subsidiaries, to Optasite and its Subsidiaries (to the extent Optasite and such Subsidiaries of Optasite are not Guarantors under (and as defined in) the Guarantee and Collateral Agreement), to discontinued operations, as determined in accordance with GAAP, and to operations or businesses disposed of prior to such date of determination, shall be excluded.”

Amendment to Section 6.9. Section 6.9 of the Credit Agreement is hereby amended as follows:

by deleting the parenthetical in paragraph (a) thereof in its entirety and substituting in lieu thereof the following parenthetical:

“(other than (w) any leasehold, easement or fee interest in real property, (x) any Property subject to a Lien expressly permitted by Section 7.3(g), (y) Property acquired by an Excluded Subsidiary and (z) Property of Optasite and its Subsidiaries so long as the Optasite Credit Agreement does not permit the pledge of such Property to the Administrative Agent)”

by deleting the first parenthetical in paragraph (b) thereof in its entirety and substituting in lieu thereof the following parenthetical:

“(other than (x) an Excluded Subsidiary or (y) Optasite and its Subsidiaries so long as the Optasite Credit Agreement does not permit, in the case of clauses (i) and (ii) below, the pledge of the Capital Stock of Optasite and such Subsidiaries to the Administrative Agent and, in the case of clause (iii) below, Optasite and such Subsidiaries from becoming parties to the Guarantee and Collateral Agreement)”

Amendment to Section 8(k). Section 8(k) of the Credit Agreement is hereby amended by deleting the first parenthetical in each of clauses (iii) and (iv) thereof in its entirety and in each case substituting in lieu thereof the following parenthetical:

“(through Subsidiaries that are Guarantors under (and as defined in) the Guarantee and Collateral Agreement)”

Consent to Amendment of the Guarantee and Collateral Agreement. Pursuant to Section 10.1 of the Credit Agreement, the Lenders parties hereto hereby consent to the Administrative Agent entering into an amendment to the Guarantee and Collateral Agreement in a form acceptable to it in its reasonable discretion in order to effect the following amendments:

Amendments to Section 1.1. Section 1.1 of the Guarantee and Collateral Agreement shall be amended as follows:

by deleting clause (ii) of the definition of Excluded Assets in its entirety and substituting in lieu thereof the following new clause (ii):

“(ii) Foreign Subsidiary Voting Stock and the shares, stock certificates, options and rights in respect of the Capital Stock of Optasite and its Subsidiaries and any Securitization Subsidiary or Excluded Subsidiary, in each case as excluded from the definition of “Pledged Stock” set forth in this Section 1.1 and”

by deleting the second proviso to the definition of Pledged Stock in its entirety and substituting in lieu thereof the following new proviso:

“provided further that “Pledged Stock” shall not include the shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of (i) any Securitization Subsidiary (other than SBA Network Management, Inc.) or Excluded Subsidiary (other than Excluded Subsidiaries described in clause (A) of the definition of “Excluded Subsidiaries”) to the extent the pledge thereof hereunder would not be permitted by Contractual Obligations of such Securitization Subsidiaries or Excluded Subsidiaries, as applicable, with Persons who are not Affiliates or (ii) Optasite or any of its Subsidiaries to the extent the pledge thereof hereunder would not be permitted by the Optasite Credit Agreement.”

Effectiveness. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which the following conditions have been satisfied:

The Administrative Agent (or its counsel) shall have received duly executed and completed counterparts hereof (in the form provided and specified by the Administrative Agent) that, when taken together, bear the signatures of (x) the Borrower and (y) the Required Lenders.

To the extent invoiced, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket costs and expenses in connection with this Amendment and any other out-of-pocket costs or expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

All representations and warranties set forth in Section 4 of the Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to each of the Lenders that each of the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

General.

GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

SBA SENIOR FINANCE, INC.

By:	/s/ Jeffrey A. Stoops
Name:	Jeffrey A. Stoops
Title:	President and CEO

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:	/s/ Ian Murray
Name:	Ian Murray
Title:	Authorized Signatory

TORONTO DOMINION (TEXAS) LLC, as Lender

By:	/s/ Ian Murray
Name:	Ian Murray
Title:	Authorized Signatory

WACHOVIA BANK, N.A.,

By:	/s/ Scott Suddreth
Name:	Scott Suddreth
Title:	Vice President

NAME OF LENDER:

LEHMAN COMMERCIAL PAPER, INC.

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Authorized Signatory

NAME OF LENDER:

Citicorp North America, Inc.

By:	/s/ Ross Levitsky
Name:	Ross Levitsky
Title:	Vice President

NAME OF LENDER:

JPMorgan Chase Bank N.A.

By:	/s/ Christophe Vohmann
Name:	Christophe Vohmann
Title:	Vice President

NAME OF LENDER:

The Royal Bank of Scotland plc

By:	/s/ Scott Webster
Name:	Scott Webster
Title:	Managing Director

NAME OF LENDER:

Deutsche Bank Trust Company, Americas

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Director

By:	/s/ Yvonne Tilden
Name:	Yvonne Tilden
Title:	Director